RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                    DEPOSITOR
                           RAMP SERIES 2004-SL3 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

           MORTGAGE-BACKED PASS-THROUGH CERTIFICATES, SERIES 2004-SL3

         $ 776,098                     0.00%           CLASS A-I-PO CERTIFICATES
        $ 1,891,721                    0.00%            CLASS A-PO CERTIFICATES
--------------------------------------------------------------------------------
                         Supplement dated March 31, 2005
                                       to
                 Prospectus Supplement dated September 23, 2004
                                       to
                        Prospectus dated August 12, 2004

            Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated September 23, 2004.

            The following two paragraphs shall supplement the cover page and the section entitled "Method of Distribution" in the prospectus supplement:

            UBS Securities LLC as the Class PO underwriter will offer the Class A-I-PO Certificates and Class A-PO Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-I-PO Certificates and Class A-PO Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 78.25% of the aggregate certificate principal balance of the Class A-I-PO Certificates and Class A-PO Certificates. It is expected that delivery of the Class A-I-PO Certificates and Class A-PO Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 1, 2005 against payment therefore in immediately available funds. The Class A-I-PO Certificates and Class A-PO Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

            In accordance with the terms and conditions of a Class PO underwriting agreement, dated March 31, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-I-PO Certificates and Class A-PO Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter, the Class A-I-PO Certificates and the Class A-PO Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-I-PO Certificates and Class A-PO Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the and Class A-I-PO Certificates and Class A-PO Certificates. There can be no assurance that a secondary market will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

            The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, unless otherwise indicated:



                                        CREDIT SCORE OF THE GROUP I LOANS

                                                                                                                WEIGHTED
                                                 NUMBER                        PERCENTAGE                        AVERAGE
                                                   OF                              OF           AVERAGE          CURRENT
                                                 GROUP I       PRINCIPAL        GROUP I        PRINCIPAL     LOAN-TO-VALUE
CREDIT SCORE RANGE                                LOANS         BALANCE         LOANS           BALANCE           RATIO
------------------------------------------      ---------     ------------     ----------      ---------     --------------
499 or less ..............................                4   $    197,301           0.70%   $     49,325           49.08%
500 - 519 ................................                3        287,965           1.02          95,988           66.91
520 - 539 ................................                5        588,014           2.09         117,603           50.70
540 - 559 ................................                8        597,873           2.12          74,734           51.01
560 - 579 ................................                6      1,662,330           5.90         277,055           56.81
580 - 599 ................................               10        652,896           2.32          65,290           62.46
600 - 619 ................................                7        990,700           3.51         141,529           41.62
620 - 639 ................................                6        456,463           1.62          76,077           41.16
640 - 659 ................................                7        992,847           3.52         141,835           45.72
660 - 679 ................................                9      1,092,327           3.87         121,370           47.22
680 - 699 ................................               16      3,014,709          10.69         188,419           41.00
700 - 719 ................................               16      3,285,746          11.65         205,359           40.33
720 - 739 ................................               11      2,452,674           8.70         222,970           31.97
740 - 759 ................................               13      1,866,869           6.62         143,605           41.72
760 or greater ...........................               60     10,014,602          35.52         166,910           39.89
                                             --------------   ------------   ------------    ------------   -------------
Subtotal with Credit Score ...............              181   $ 28,153,315          99.86%   $    155,543           42.39%
Not Available ............................                1         40,713           0.14          40,713           68.00
                                             --------------   ------------   ------------    ------------   -------------
Total ....................................              182   $ 28,194,028         100.00%   $    154,912           42.43%
                                             ==============   ============   ============

         ------------
o Group I Loans indicated as having a credit score that is "Not Available" include certain Group I Loans where the credit score was not provided by the related seller and Group I Loans where no credit history can be obtained for the related mortgagor.

o For substantially all of the Group I Loans, the Credit Score was updated prior to March 1, 2005.

         As of March 1, 2005, the weighted average Credit Score of the Group I Loans was approximately 709.

                          ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP I LOANS

                                                                                                            WEIGHTED
                                              NUMBER                    PERCENTAGE             WEIGHTED      AVERAGE
                                                OF                          OF      AVERAGE    AVERAGE       CURRENT
                                              GROUP I     PRINCIPAL      GROUP I    PRINCIPAL   CREDIT    LOAN-TO-VALUE
ORIGINAL MORTGAGE LOAN BALANCE                 LOANS       BALANCE       LOANS      BALANCE     SCORE         RATIO
------------------------------               ---------   ------------   ----------  ---------  --------   -------------
100,000 or less ..........................          60   $  2,274,537       8.07%   $ 37,909        638           56.24%
100,001 to 200,000 .......................          15      1,372,214       4.87      91,481        600           54.96
200,001 to 300,000 .......................          13      1,274,907       4.52      98,070        687           30.09
300,001 to 400,000 .......................          46      8,867,451      31.45     192,771        721           40.93
400,001 to 500,000 .......................          25      6,005,578      21.30     240,223        739           43.29
500,001 to 600,000 .......................          15      4,470,084      15.85     298,006        700           39.54
600,001 to 700,000 .......................           4      1,390,908       4.93     347,727        766           42.04
700,001 to 800,000 .......................           1        391,007       1.39     391,007        780           36.00
900,001 to 1,000,000 .....................           3      2,147,342       7.62     715,781        698           38.30
                                             ---------   ------------   --------    --------   --------   -------------
Total ....................................         182   $ 28,194,028     100.00%   $154,912        709           42.43%
                                             =========   ============   =======



                                         NET MORTGAGE RATES OF THE GROUP I LOANS

                                                                                                            WEIGHTED
                                              NUMBER                    PERCENTAGE             WEIGHTED      AVERAGE
                                                OF                          OF      AVERAGE    AVERAGE       CURRENT
                                              GROUP I     PRINCIPAL      GROUP I    PRINCIPAL   CREDIT    LOAN-TO-VALUE
NET MORTGAGE RATES (%)                         LOANS       BALANCE       LOANS      BALANCE     SCORE         RATIO
------------------------------               ---------   ------------   ----------  ---------  --------   -------------
5.5000 - 5.9999 ..........................           2   $    193,837       0.69%   $ 96,919        712           24.93%
6.0000 - 6.4999 ..........................          17      3,398,588      12.05     199,917        707           44.09
6.5000 - 6.9999 ..........................          47     12,855,404      45.60     273,519        731           43.96
7.0000 - 7.4999 ..........................          34      4,719,428      16.74     138,807        716           34.25
7.5000 - 7.9999 ..........................          27      2,830,270      10.04     104,825        681           34.71
8.0000 - 8.4999 ..........................          18      1,953,794       6.93     108,544        663           43.54
8.5000 - 8.9999 ..........................          12      1,111,182       3.94      92,598        640           54.34
9.0000 - 9.4999 ..........................          14        610,466       2.17      43,605        644           62.41
9.5000 - 9.9999 ..........................           4        183,449       0.65      45,862        715           62.26
10.0000 - 10.4999 ........................           2        118,417       0.42      59,208        606           63.46
10.5000 - 10.9999 ........................           2         73,472       0.26      36,736        706           67.22
11.0000 - 11.4999 ........................           1         31,040       0.11      31,040        542           69.00
12.5000 - 12.9999 ........................           1         76,489       0.27      76,489        550           75.00
13.0000 - 13.4999 ........................           1         38,193       0.14      38,193        566           32.00
                                             ---------   ------------   --------    --------   --------   -------------
Total ....................................         182   $ 28,194,028     100.00%   $154,912        709           42.43%
                                             =========   ============   =======

         As of March 1, 2005, the weighted average Net Mortgage Rate of the Group I Loans was approximately 7.1832% per annum.

                                        MORTGAGE RATES OF THE GROUP I LOANS

                                                                                                            WEIGHTED
                                              NUMBER                    PERCENTAGE             WEIGHTED      AVERAGE
                                                OF                          OF      AVERAGE    AVERAGE       CURRENT
                                              GROUP I     PRINCIPAL      GROUP I    PRINCIPAL   CREDIT    LOAN-TO-VALUE
MORTGAGE RATES (%)                             LOANS       BALANCE       LOANS      BALANCE     SCORE         RATIO
------------------------------               ---------   ------------   ----------  ---------  --------   -------------
5.5000 - 5.9999 ..........................           1   $     85,008       0.30%   $ 85,008        750           21.00%
6.0000 - 6.4999 ..........................           3        852,926       3.03     284,309        724           41.30
6.5000 - 6.9999 ..........................          32      7,390,456      26.21     230,952        727           45.03
7.0000 - 7.4999 ..........................          35      8,824,145      31.30     252,118        722           42.35
7.5000 - 7.9999 ..........................          38      5,111,213      18.13     134,506        711           34.70
8.0000 - 8.4999 ..........................          23      2,528,707       8.97     109,944        696           33.54
8.5000 - 8.9999 ..........................          21      2,019,896       7.16      96,186        632           51.33
9.0000 - 9.4999 ..........................           5        297,338       1.05      59,468        593           63.17
9.5000 - 9.9999 ..........................          14        616,926       2.19      44,066        663           63.30
10.0000 - 10.4999 ........................           3        129,802       0.46      43,267        694           57.41
10.5000 - 10.9999 ........................           2        118,417       0.42      59,208        606           63.46
11.0000 - 11.4999 ........................           2         73,472       0.26      36,736        706           67.22
12.5000 - 12.9999 ........................           1         31,040       0.11      31,040        542           69.00
13.0000 - 13.4999 ........................           1         76,489       0.27      76,489        550           75.00
13.5000 - 13.9999 ........................           1         38,193       0.14      38,193        566           32.00
                                             ---------   ------------   --------    --------   --------   -------------
Total ....................................         182   $ 28,194,028     100.00%   $154,912        709           42.43%
                                             =========   ============   =======

         As of March 1, 2005, the weighted average mortgage rate of the Group I Loans was approximately 7.4931% per annum.



                                ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP I LOANS

                                                                                                            WEIGHTED
                                              NUMBER                    PERCENTAGE             WEIGHTED      AVERAGE
                                                OF                          OF      AVERAGE    AVERAGE       CURRENT
ORIGINAL LOAN-TO-VALUE                        GROUP I     PRINCIPAL      GROUP I    PRINCIPAL   CREDIT    LOAN-TO-VALUE
RATIO (%)                                      LOANS       BALANCE       LOANS      BALANCE     SCORE         RATIO
------------------------------               ---------   ------------   ----------  ---------  --------   -------------
0.01 - 50.00 .............................          23   $  4,457,056      15.81%   $193,785        742           29.16%
50.01 - 55.00 ............................          13      1,862,751       6.61     143,289        733           32.62
55.01 - 60.00 ............................          17      2,448,535       8.68     144,031        725           35.02
60.01 - 65.00 ............................          17      2,936,416      10.42     172,730        670           44.22
65.01 - 70.00 ............................          20      3,849,700      13.65     192,485        699           43.29
70.01 - 75.00 ............................          26      3,118,375      11.06     119,937        681           47.90
75.01 - 80.00 ............................          50      8,164,946      28.96     163,299        710           47.48
80.01 - 85.00 ............................           7        502,872       1.78      71,839        699           56.29
85.01 - 90.00 ............................           8        534,462       1.90      66,808        646           64.69
95.01 - 100.00 ...........................           1        318,917       1.13     318,917        802           73.00
                                             ---------   ------------   --------    --------   --------   -------------
Total ....................................         182   $ 28,194,028     100.00%   $154,912        709           42.43%
                                             =========   ============   =======

         The weighted average loan-to-value ratio at origination of the Group I Loans was approximately 66.67%.

                                    CURRENT LOAN-TO-VALUE RATIOS OF THE GROUP I LOANS


                                              NUMBER                     PERCENTAGE                    WEIGHTED
                                                OF                           OF          AVERAGE       AVERAGE
CURRENT LOAN-TO-VALUE                         GROUP I     PRINCIPAL       GROUP I        PRINCIPAL      CREDIT
RATIO (%)                                      LOANS       BALANCE        LOANS          BALANCE        SCORE
------------------------------------------   -----------  ------------  ------------   ------------  ------------
00.01 - 50.00 ............................           126  $ 19,221,763         68.18%  $    152,554           729
50.01 - 55.00 ............................            11     3,532,931         12.53        321,176           662
55.01 - 60.00 ............................            10     2,199,924          7.80        219,992           675
60.01 - 65.00 ............................            11     1,491,662          5.29        135,606           675
65.01 - 70.00 ............................             8       379,998          1.35         47,500           627
70.01 - 75.00 ............................            14     1,141,814          4.05         81,558           660
75.01 - 80.00 ............................             1       167,579          0.59        167,579           596
85.01 - 90.00 ............................             1        58,356          0.21         58,356           572
                                            ------------  ------------  ------------   ------------  ------------
Total ....................................           182  $ 28,194,028        100.00%  $    154,912           709
                                            ============  ============  ============

         The weighted average current loan-to-value ratio of the Group I Loans was approximately 42.43%.

                       GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP I LOANS

                                                                                                            WEIGHTED
                                              NUMBER                    PERCENTAGE             WEIGHTED      AVERAGE
                                                OF                          OF      AVERAGE    AVERAGE       CURRENT
                                              GROUP I     PRINCIPAL      GROUP I    PRINCIPAL   CREDIT    LOAN-TO-VALUE
STATE                                          LOANS       BALANCE       LOANS      BALANCE     SCORE         RATIO
------------------------------------------   ---------   ------------   ----------  ---------  --------   -------------
Alabama ..................................           1   $    259,752       0.92%   $259,752        763           44.00%
Arizona ..................................           3        391,473       1.39     130,491        621           40.23
California ...............................          22      4,801,619      17.03     218,255        752           36.93
Colorado .................................           2        285,094       1.01     142,547        710           48.57
Connecticut ..............................           3        853,148       3.03     284,383        780           38.07
District of Columbia .....................           1         47,187       0.17      47,187        541           64.00
Florida ..................................          16      3,561,689      12.63     222,606        763           46.38
Georgia ..................................           6      1,900,708       6.74     316,785        656           52.54
Iowa .....................................           1         53,647       0.19      53,647        766           74.00
Illinois .................................           3        417,360       1.48     139,120        665           38.73
Indiana ..................................           1         30,435       0.11      30,435        497           50.00
Kansas ...................................           1         29,486       0.10      29,486        688           56.00
Kentucky .................................           1        131,783       0.47     131,783        651           32.00
Louisiana ................................           2         46,206       0.16      23,103        602           53.90
Massachusetts ............................           3        618,841       2.19     206,280        631           36.96
Maryland .................................           3        558,274       1.98     186,091        694           45.76
Minnesota ................................          11        904,546       3.21      82,231        669           59.10
Missouri .................................           1        318,917       1.13     318,917        802           73.00
Mississippi ..............................           2        804,568       2.85     402,284        572           54.90
North Carolina ...........................           2        203,867       0.72     101,934        772           26.83
North Dakota .............................           1         60,505       0.21      60,505        690           66.00
Nebraska .................................           1         30,891       0.11      30,891        650           62.00
New Jersey ...............................          17      1,886,761       6.69     110,986        706           30.31
New York .................................          30      3,155,233      11.19     105,174        716           35.01
Ohio .....................................           2        321,304       1.14     160,652        705           62.90
Oklahoma .................................           2        291,929       1.04     145,964        703           45.74
Oregon ...................................           2        314,392       1.12     157,196        573           55.52
Pennsylvania .............................           2        315,714       1.12     157,857        702           35.16
Rhode Island .............................           1        186,903       0.66     186,903        765           30.00
South Carolina ...........................           5        855,918       3.04     171,184        718           43.48
Tennessee ................................           2        316,264       1.12     158,132        698           51.18
Texas ....................................          21      3,087,574      10.95     147,027        673           42.27
Utah .....................................           3        318,486       1.13     106,162        659           38.65
Virginia .................................           3        503,656       1.79     167,885        724           41.09
Washington ...............................           1        196,130       0.70     196,130        694           44.00
Wisconsin ................................           3        109,382       0.39      36,461        655           40.80
West Virginia ............................           1         24,384       0.09      24,384        755           47.00
                                             ---------   ------------   --------    --------   --------   -------------
Total ....................................         182   $ 28,194,028     100.00%   $154,912        709           42.43%
                                             =========   ============   =======

------------
         No more than 2.8% of the Group I Loans were secured by mortgaged properties located in any one zip code area in Mississippi and no more than 2.6% of the Group I Loans were secured by mortgage properties located in any one zip code area outside Mississippi.

                                       MORTGAGE LOAN PURPOSE OF THE GROUP I LOANS

                                                                                                            WEIGHTED
                                              NUMBER                    PERCENTAGE             WEIGHTED      AVERAGE
                                                OF                          OF      AVERAGE    AVERAGE       CURRENT
                                              GROUP I     PRINCIPAL      GROUP I    PRINCIPAL   CREDIT    LOAN-TO-VALUE
LOAN PURPOSE                                   LOANS       BALANCE       LOANS      BALANCE     SCORE         RATIO
------------------------------               ---------   ------------   ----------  ---------  --------   -------------
Purchase .................................          72   $ 10,456,658      37.09%   $145,231        720           43.46%
Rate/Term Refinance ......................          73     13,393,409      47.50     183,471        705           40.84
Equity Refinance .........................          37      4,343,962      15.41     117,404        691           44.84
                                             ---------   ------------   --------    --------   --------   -------------
Total ....................................         182   $ 28,194,028     100.00%   $154,912        709           42.43%
                                             =========   ============   =======


                                          OCCUPANCY TYPES OF THE GROUP I LOANS

                                                                                                            WEIGHTED
                                              NUMBER                    PERCENTAGE             WEIGHTED      AVERAGE
                                                OF                          OF      AVERAGE    AVERAGE       CURRENT
                                              GROUP I     PRINCIPAL      GROUP I    PRINCIPAL   CREDIT    LOAN-TO-VALUE
OCCUPANCY TYPE                                 LOANS       BALANCE       LOANS      BALANCE     SCORE         RATIO
------------------------------               ---------   ------------   ----------  ---------  --------   -------------
Primary Residence ........................         160   $ 25,538,140      90.58%   $159,613        706           41.94%
Second/Vacation ..........................           9      2,063,169       7.32     229,241        768           42.69
Non-owner Occupied .......................          13        592,720       2.10      45,594        620           62.69
                                             ---------   ------------   --------    --------   --------   -------------
Total ....................................         182   $ 28,194,028     100.00%   $154,912        709           42.43%
                                             =========   ============   =======


                                      MORTGAGED PROPERTY TYPES OF THE GROUP I LOANS

                                                                                                            WEIGHTED
                                              NUMBER                    PERCENTAGE             WEIGHTED      AVERAGE
                                                OF                          OF      AVERAGE    AVERAGE       CURRENT
                                              GROUP I     PRINCIPAL      GROUP I    PRINCIPAL   CREDIT    LOAN-TO-VALUE
PROPERTY TYPE                                  LOANS       BALANCE       LOANS      BALANCE     SCORE         RATIO
------------------------------               ---------   ------------   ----------  ---------  --------   -------------
Single-family detached ...................         133   $ 22,281,839      79.03%   $167,533        705           42.22%
Planned Unit Developments (detached) .....          27      4,491,941      15.93     166,368        729           43.93
Cooperative Units ........................           9        759,184       2.69      84,354        740           35.11
Condo Low-Rise (less than 5 stories) .....           5        238,115       0.84      47,623        559           59.58
Condo High-Rise (9 stories or more)  .....           3        192,445       0.68      64,148        740           45.16
Townhouse ................................           1         98,998       0.35      98,998        773           10.00
Two- to four- family units ...............           3         90,794       0.32      30,265        530           52.90
Planned Unit Developments (attached) .....           1         40,713       0.14      40,713     N/A              68.00
                                             ---------   ------------   --------    --------   --------   -------------
Total ....................................         182   $ 28,194,028     100.00%   $154,912        709           42.43%
                                             =========   ============   =======

                                 MORTGAGE LOAN DOCUMENTATION TYPES OF THE GROUP I LOANS

                                                                                                            WEIGHTED
                                              NUMBER                    PERCENTAGE             WEIGHTED      AVERAGE
                                                OF                          OF      AVERAGE    AVERAGE       CURRENT
                                              GROUP I     PRINCIPAL      GROUP I    PRINCIPAL   CREDIT    LOAN-TO-VALUE
DOCUMENTATION TYPE                             LOANS       BALANCE       LOANS      BALANCE     SCORE         RATIO
------------------------------               ---------   ------------   ----------  ---------  --------   -------------
Full Documentation .......................         136   $ 22,083,367      78.33%   $162,378        713           43.62%
Reduced Documentation ....................          46      6,110,661      21.67     132,840        695           38.12
                                             ---------   ------------   --------    --------   --------   -------------
Total ....................................         182   $ 28,194,028     100.00%   $154,912        709           42.43%
                                             =========   ============   =======


                                             SEASONING OF THE GROUP I LOANS

                                                                                                            WEIGHTED
                                              NUMBER                    PERCENTAGE             WEIGHTED      AVERAGE
                                                OF                          OF      AVERAGE    AVERAGE       CURRENT
                                              GROUP I     PRINCIPAL      GROUP I    PRINCIPAL   CREDIT    LOAN-TO-VALUE
SEASONING IN MONTHS                            LOANS       BALANCE       LOANS      BALANCE     SCORE         RATIO
------------------------------               ---------   ------------   ----------  ---------  --------   -------------
37 - 48 ..................................          15   $  5,170,196      18.34%   $344,680        702           51.54%
49 - 60 ..................................          19      1,333,576       4.73      70,188        620           59.03
61 - 72 ..................................          31      6,193,301      21.97     199,784        705           50.61
73 - 84 ..................................           6      2,008,342       7.12     334,724        745           36.32
85 - 96 ..................................           8        490,099       1.74      61,262        631           61.49
97 - 108 .................................          34      4,331,713      15.36     127,403        707           38.79
109 -120 .................................          47      6,885,329      24.42     146,496        726           32.50
121 -132 .................................          11      1,014,438       3.60      92,222        717           27.65
133 -144 .................................           9        626,246       2.22      69,583        730           19.41
Greater than 144 .........................           2        140,789       0.50      70,394        784           17.52
                                             ---------   ------------   --------    --------   --------   -------------
Total ....................................         182   $ 28,194,028     100.00%   $154,912        709           42.43%
                                             =========   ============   =======

         The weighted average seasoning of the Group I Loans is 85 months.



                                      PREPAYMENT PENALTY TERMS OF THE GROUP I LOANS

                                                                                                            WEIGHTED
                                              NUMBER                    PERCENTAGE             WEIGHTED      AVERAGE
                                                OF                          OF      AVERAGE    AVERAGE       CURRENT
                                              GROUP I     PRINCIPAL      GROUP I    PRINCIPAL   CREDIT    LOAN-TO-VALUE
PREPAYMENT PENALTY TERM                        LOANS       BALANCE       LOANS      BALANCE     SCORE         RATIO
------------------------------               ---------   ------------   ----------  ---------  --------   -------------
None .....................................         181   $ 28,153,680      99.86%   $155,545        709           42.43%
60 Months ................................           1         40,349       0.14      40,349        778           41.00
                                             ---------   ------------   --------    --------   --------   -------------
Total ....................................         182   $ 28,194,028     100.00%   $154,912        709           42.43%
                                             =========   ============   =======

                         CREDIT SCORE DISTRIBUTION OF THE GROUP II, GROUP III AND GROUP IV LOANS


                                                                              PERCENTAGE
                                               NUMBER OF                          OF                          WEIGHTED
                                               GROUP II,                      GROUP II,                        AVERAGE
                                               GROUP III                      GROUP III        AVERAGE         CURRENT
                                                  AND          PRINCIPAL     AND GROUP IV     PRINCIPAL     LOAN-TO-VALUE
CREDIT SCORE RANGE                           GROUP IV LOANS     BALANCE         LOANS          BALANCE          RATIO
------------------------------------------   --------------   ------------   ------------    ------------   -------------
499 or less ..............................               41   $  5,520,930           3.57%   $    134,657           71.26%
500 - 519 ................................               32      4,648,968           3.01         145,280           70.36
520 - 539 ................................               37      5,282,429           3.41         142,768           66.99
540 - 559 ................................               42      6,487,024           4.19         154,453           70.42
560 - 579 ................................               37      5,277,411           3.41         142,633           73.38
580 - 599 ................................               47      7,313,221           4.73         155,600           71.92
600 - 619 ................................               57      8,269,738           5.35         145,083           69.23
620 - 639 ................................               45      8,480,876           5.48         188,464           69.54
640 - 659 ................................               55     10,042,577           6.49         182,592           68.90
660 - 679 ................................               42      9,687,060           6.26         230,644           67.89
680 - 699 ................................               52     12,464,332           8.06         239,699           68.51
700 - 719 ................................               39      9,692,779           6.27         248,533           61.98
720 - 739 ................................               35      9,702,827           6.27         277,224           59.20
740 - 759 ................................               43     11,459,442           7.41         266,499           66.65
760 or greater ...........................              127     39,558,934          25.57         311,488           60.54
                                             --------------   ------------   ------------    ------------   -------------
Subtotal with Credit Score ...............              731   $153,888,548          99.48%   $    210,518           65.92%
Not Available ............................                9        806,861           0.52          89,651           67.31
                                             --------------   ------------   ------------    ------------   -------------
Total ....................................              740   $154,695,409         100.00%   $    209,048           65.92%
                                             ==============   ============   ============

------------
o Group II, Group III and Group IV Loans indicated as having a credit score that is "Not Available" include certain Group II, Group III and Group IV Loans where the credit score was not provided by the related seller and Group II, Group III and Group IV Loans where no credit history can be obtained for the related mortgagor.
o For substantially all of the Group II, Group III and Group IV Loans, the Credit Score was updated prior to March 1, 2005.

         As of March 1, 2005, the weighted average Credit Score of the Group II, Group III and Group IV Loans was approximately 679.

                 ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP II, GROUP III AND GROUP IV LOANS

                                                                           PERCENTAGE
                                              NUMBER OF                        OF                                      WEIGHTED
                                              GROUP II,                    GROUP II,                     WEIGHTED       AVERAGE
                                              GROUP III                    GROUP III       AVERAGE       AVERAGE        CURRENT
ORIGINAL MORTGAGE LOAN                           AND         PRINCIPAL    AND GROUP IV    PRINCIPAL       CREDIT     LOAN-TO-VALUE
BALANCE                                     GROUP IV LOANS    BALANCE        LOANS         BALANCE        SCORE          RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  -------------
100,000 or less ..........................             258  $ 14,982,771          9.69%  $     58,073           605          74.35%
100,001 to 200,000 .......................             127    15,871,390         10.26        124,972           631          73.36
200,001 to 300,000 .......................              88    18,998,415         12.28        215,891           631          66.77
300,001 to 400,000 .......................             144    47,168,706         30.49        327,560           697          65.66
400,001 to 500,000 .......................              74    30,113,879         19.47        406,944           715          64.07
500,001 to 600,000 .......................              21    10,521,412          6.80        501,020           719          59.83
600,001 to 700,000 .......................              21    11,881,342          7.68        565,778           715          61.26
700,001 to 800,000 .......................               2     1,381,255          0.89        690,627           661          53.26
800,001 to 900,000 .......................               2     1,560,812          1.01        780,406           533          59.01
900,001 to 1,000,000 .....................               3     2,215,426          1.43        738,475           788          46.01
                                            ==============  ============  ============   ------------  ------------  -------------
Total ....................................             740  $154,695,409        100.00%  $    209,048           679          65.92%
                                            ==============  ============  ============


                         NET MORTGAGE RATES OF THE GROUP II, GROUP III AND GROUP IV LOANS

                                                                           PERCENTAGE
                                              NUMBER OF                        OF                                      WEIGHTED
                                              GROUP II,                    GROUP II,                     WEIGHTED       AVERAGE
                                              GROUP III                    GROUP III       AVERAGE       AVERAGE        CURRENT
                                                 AND         PRINCIPAL    AND GROUP IV    PRINCIPAL       CREDIT     LOAN-TO-VALUE
NET MORTGAGE RATES (%)                      GROUP IV LOANS    BALANCE        LOANS         BALANCE        SCORE          RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  -------------
5.5000 - 5.9999 ..........................               3  $  1,046,285          0.68%  $    348,762           678          67.98%
6.0000 - 6.4999 ..........................              68    27,217,456         17.59        400,257           738          60.09
6.5000 - 6.9999 ..........................             135    43,136,014         27.88        319,526           712          62.29
7.0000 - 7.4999 ..........................             109    25,919,402         16.76        237,793           683          64.61
7.5000 - 7.9999 ..........................             117    21,491,261         13.89        183,686           638          67.18
8.0000 - 8.4999 ..........................             126    18,840,950         12.18        149,531           612          72.88
8.5000 - 8.9999 ..........................             107    10,784,196          6.97        100,787           622          74.43
9.0000 - 9.4999 ..........................              45     3,833,192          2.48         85,182           592          75.11
9.5000 - 9.9999 ..........................              17     1,366,932          0.88         80,408           666          90.18
10.0000 - 10.4999 ........................              10       813,362          0.53         81,336           657          98.62
10.5000 - 10.9999 ........................               2       181,306          0.12         90,653           624          76.49
11.0000 - 11.4999 ........................               1        65,054          0.04         65,054           794          75.00
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total ....................................             740  $154,695,409        100.00%  $    209,048           679          65.92%
                                            ==============  ============  ============

         As of March 1, 2005, the weighted average Net Mortgage Rate of the Group II, Group III and Group IV Loans was approximately 7.3366% per annum.

                                MORTGAGE RATES OF THE GROUP II, GROUP III AND GROUP IV LOANS

                                                                           PERCENTAGE
                                              NUMBER OF                        OF                                      WEIGHTED
                                              GROUP II,                    GROUP II,                     WEIGHTED       AVERAGE
                                              GROUP III                    GROUP III       AVERAGE       AVERAGE        CURRENT
                                                 AND         PRINCIPAL    AND GROUP IV    PRINCIPAL       CREDIT     LOAN-TO-VALUE
MORTGAGE RATES (%)                          GROUP IV LOANS    BALANCE        LOANS         BALANCE        SCORE          RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  -------------
6.0000 - 6.4999 ..........................               6  $  2,489,513          1.61%  $    414,919           721          65.29%
6.5000 - 6.9999 ..........................              87    33,358,924         21.56        383,436           737          61.29
7.0000 - 7.4999 ..........................             125    39,717,829         25.67        317,743           702          61.88
7.5000 - 7.9999 ..........................             130    28,173,472         18.21        216,719           675          64.27
8.0000 - 8.4999 ..........................             115    18,713,601         12.10        162,727           632          69.59
8.5000 - 8.9999 ..........................             137    19,711,779         12.74        143,882           617          72.37
9.0000 - 9.4999 ..........................              77     6,983,898          4.51         90,700           620          77.54
9.5000 - 9.9999 ..........................              36     3,367,586          2.18         93,544           593          77.89
10.0000 - 10.4999 ........................              12     1,010,282          0.65         84,190           672          87.04
10.5000 - 10.9999 ........................              11       835,763          0.54         75,978           659          95.94
11.0000 - 11.4999 ........................               1        70,219          0.05         70,219           599         101.00
11.5000 - 11.9999 ........................               2       176,141          0.11         88,071           697          66.17
12.0000 - 12.4999 ........................               1        86,402          0.06         86,402           706          39.00
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total ....................................             740  $154,695,409        100.00%  $    209,048           679          65.92%
                                            ==============  ============  ============

            As of March 1, 2005, the weighted average mortgage rate of the Group II, Group III and Group IV Loans was approximately 7.6686% per annum.



                                ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP II, GROUP III AND GROUP IV LOANS

                                                                           PERCENTAGE
                                              NUMBER OF                        OF                                      WEIGHTED
                                              GROUP II,                    GROUP II,                     WEIGHTED       AVERAGE
                                              GROUP III                    GROUP III       AVERAGE       AVERAGE        CURRENT
ORIGINAL LOAN-TO-VALUE                           AND         PRINCIPAL    AND GROUP IV    PRINCIPAL       CREDIT     LOAN-TO-VALUE
RATIO (%)                                   GROUP IV LOANS    BALANCE        LOANS         BALANCE        SCORE          RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  -------------
00.01 - 50.00 ............................              48  $ 12,068,261          7.80%  $    251,422           740          37.93%
50.01 - 55.00 ............................              21     6,131,347          3.96        291,969           739          48.00
55.01 - 60.00 ............................              35     8,790,757          5.68        251,164           686          53.06
60.01 - 65.00 ............................              48    14,453,698          9.34        301,119           691          57.21
65.01 - 70.00 ............................              78    16,956,246         10.96        217,388           673          61.95
70.01 - 75.00 ............................             107    24,074,046         15.56        224,991           674          67.16
75.01 - 80.00 ............................             208    49,856,640         32.23        239,695           679          72.39
80.01 - 85.00 ............................              20     2,710,863          1.75        135,543           623          77.88
85.01 - 90.00 ............................             122    13,781,497          8.91        112,963           636          81.95
90.01 - 95.00 ............................              33     4,004,598          2.59        121,351           594          86.82
95.01 - 100.00 ...........................               5       459,208          0.30         91,842           658          92.81
100.01 - 125.00 ..........................              15     1,408,249          0.91         93,883           688         103.60
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total ....................................             740  $154,695,409        100.00%  $    209,048           679          65.92%
                                            ==============  ============  ============

         The weighted average loan-to-value ratio at origination of the Group II, Group III and Group IV Loans was approximately 72.35%.

                          CURRENT LOAN-TO-VALUE RATIOS OF THE GROUP II, GROUP III AND GROUP IV LOANS

                                                                              PERCENTAGE
                                               NUMBER OF                          OF
                                               GROUP II,                      GROUP II,
                                               GROUP III                      GROUP III        AVERAGE        WEIGHTED
CURRENT LOAN-TO-VALUE                             AND          PRINCIPAL     AND GROUP IV     PRINCIPAL        AVERAGE
RATIO (%)                                    GROUP IV LOANS     BALANCE         LOANS          BALANCE      CREDIT SCORE
                                             --------------   ------------   ------------    ------------   -------------
00.01 - 50.00 ............................               94   $ 21,211,839          13.71%   $    225,658             736
50.01 - 55.00 ............................               29      8,668,750           5.60         298,922             681
55.01 - 60.00 ............................               64     16,126,596          10.42         251,978             700
60.01 - 65.00 ............................               73     19,127,336          12.36         262,018             674
65.01 - 70.00 ............................              105     23,730,407          15.34         226,004             659
70.01 - 75.00 ............................              121     27,845,887          18.00         230,131             680
75.01 - 80.00 ............................               95     20,609,402          13.32         216,941             681
80.01 - 85.00 ............................               57      6,600,035           4.27         115,790             621
85.01 - 90.00 ............................               73      7,981,855           5.16         109,340             609
90.01 - 95.00 ............................               12      1,151,081           0.74          95,923             601
95.01 - 100.00 ...........................                3        314,285           0.20         104,762             695
100.01 - 105.00 ..........................               14      1,327,936           0.86          94,853             685
                                             --------------   ------------   ------------    ------------   -------------
Total ....................................              740   $154,695,409         100.00%   $    209,048             679
                                             ==============   ============   ============

         The weighted average current loan-to-value ratio of the Group II, Group III and Group IV Loans was approximately 65.92%.

                     GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP II, GROUP III AND GROUP IV LOANS

                                                                           PERCENTAGE
                                              NUMBER OF                        OF                                      WEIGHTED
                                              GROUP II,                    GROUP II,                     WEIGHTED       AVERAGE
                                              GROUP III                    GROUP III       AVERAGE       AVERAGE        CURRENT
                                                 AND         PRINCIPAL    AND GROUP IV    PRINCIPAL       CREDIT     LOAN-TO-VALUE
STATE                                       GROUP IV LOANS    BALANCE        LOANS         BALANCE        SCORE          RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  -------------
Alabama ..................................              11  $  2,027,249          1.31%  $    184,295           669          64.85%
Arkansas .................................               2       520,922          0.34        260,461           574          83.40
Arizona ..................................              20     2,748,672          1.78        137,434           679          73.51
California ...............................             158    49,391,284         31.93        312,603           718          62.42
Colorado .................................               8     2,708,852          1.75        338,607           736          64.02
Connecticut ..............................              11     2,656,324          1.72        241,484           737          57.01
District of Columbia .....................               2       439,398          0.28        219,699           700          63.46
Delaware .................................               3       690,184          0.45        230,061           757          58.04
Florida ..................................              49     6,636,525          4.29        135,439           665          72.35
Georgia ..................................              18     4,129,717          2.67        229,429           697          69.29
Hawaii ...................................               3     1,072,873          0.69        357,624           633          65.11
Iowa .....................................               3       235,005          0.15         78,335           585          76.74
Idaho ....................................               2       127,146          0.08         63,573           539          73.99
Illinois .................................              21     2,663,533          1.72        126,835           624          71.79
Indiana ..................................              11     1,304,519          0.84        118,593           630          77.25
Kansas ...................................               3       504,519          0.33        168,173           548          76.09
Kentucky .................................               2       415,451          0.27        207,726           558          67.00
Louisiana ................................              13     1,445,254          0.93        111,173           629          71.46
Massachusetts ............................              16     4,668,363          3.02        291,773           716          61.15
Maryland .................................              24     6,328,278          4.09        263,678           677          60.00
Michigan .................................              26     4,347,977          2.81        167,230           633          74.11
Minnesota ................................               7     1,066,371          0.69        152,339           691          67.14
Missouri .................................              12     1,141,657          0.74         95,138           605          71.63
Mississippi ..............................               2       455,088          0.29        227,544           626          83.08
Montana ..................................               3       609,911          0.39        203,304           611          66.01
North Carolina ...........................              19     3,284,004          2.12        172,842           641          69.85
Nebraska .................................               4       599,896          0.39        149,974           603          80.36
New Hampshire ............................               1        61,628          0.04         61,628           511          56.00
New Jersey ...............................              26     3,550,446          2.30        136,556           668          61.62
New Mexico ...............................               6       656,346          0.42        109,391           637          83.13
Nevada ...................................               8     1,160,108          0.75        145,013           688          57.79
New York .................................              47    10,758,384          6.95        228,902           656          61.87
Ohio .....................................              16     1,457,469          0.94         91,092           589          76.73
Oklahoma .................................               4       170,325          0.11         42,581           589          75.64
Oregon ...................................               9     1,923,484          1.24        213,720           636          71.82
Pennsylvania .............................              22     2,444,057          1.58        111,094           634          70.67
Rhode Island .............................               1        72,925          0.05         72,925           463          87.00
South Carolina ...........................               7     2,091,059          1.35        298,723           633          62.35
Tennessee ................................              11     1,697,304          1.10        154,300           637          72.48
Texas ....................................              73    12,412,729          8.02        170,037           643          68.96
Utah .....................................              12     2,374,267          1.53        197,856           601          65.59
Virginia .................................              25     6,926,877          4.48        277,075           694          68.75
Vermont ..................................               3       571,512          0.37        190,504           665          68.92
Washington ...............................              14     3,796,467          2.45        271,176           686          70.53
Wisconsin ................................               1        33,058          0.02         33,058           708          85.00
West Virginia ............................               1       317,992          0.21        317,992           750          67.00
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total ....................................             740  $154,695,409        100.00%  $    209,048           679          65.92%
                                            ==============  ============  ============

------------
         No more than 0.9% of the Group II, Group III and Group IV Loans were secured by mortgaged properties located in any one zip code area in Maryland and no more than 0.8% of the Group II, Group III and Group IV Loans will be secured by mortgage properties located in any one zip code area outside Maryland.

                     GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP II, GROUP III AND GROUP IV LOANS

                                                                           PERCENTAGE
                                              NUMBER OF                        OF                                      WEIGHTED
                                              GROUP II,                    GROUP II,                     WEIGHTED       AVERAGE
                                              GROUP III                    GROUP III       AVERAGE       AVERAGE        CURRENT
                                                 AND         PRINCIPAL    AND GROUP IV    PRINCIPAL       CREDIT     LOAN-TO-VALUE
STATE                                       GROUP IV LOANS    BALANCE        LOANS         BALANCE        SCORE          RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  -------------
Purchase .................................             356  $ 65,426,292         42.29%  $    183,782           669          71.74%
Rate/Term Refinance ......................             217    56,461,603         36.50        260,192           700          61.01
Equity Refinance .........................             167    32,807,514         21.21        196,452           664          62.79
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total ....................................             740  $154,695,409        100.00%  $    209,048           679          65.92%
                                            ==============  ============  ============


                                 OCCUPANCY TYPES OF THE GROUP II, GROUP III AND GROUP IV LOANS

                                                                           PERCENTAGE
                                              NUMBER OF                        OF                                      WEIGHTED
                                              GROUP II,                    GROUP II,                     WEIGHTED       AVERAGE
                                              GROUP III                    GROUP III       AVERAGE       AVERAGE        CURRENT
                                                 AND         PRINCIPAL    AND GROUP IV    PRINCIPAL       CREDIT     LOAN-TO-VALUE
OCCUPANCY TYPE                              GROUP IV LOANS    BALANCE        LOANS         BALANCE        SCORE          RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  -------------
Primary Residence ........................             606  $142,449,377         92.08%  $    235,065           682          65.25%
Second/Vacation ..........................              22     4,266,758          2.76        193,944           689          62.76
Non-Owner Occupied .......................             112     7,979,274          5.16         71,244           616          79.45
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total ....................................             740  $154,695,409        100.00%  $    209,048           679          65.92%
                                            ==============  ============  ============


                            MORTGAGED PROPERTY TYPES OF THE GROUP II, GROUP III AND GROUP IV LOANS

                                                                           PERCENTAGE
                                              NUMBER OF                        OF                                      WEIGHTED
                                              GROUP II,                    GROUP II,                     WEIGHTED       AVERAGE
                                              GROUP III                    GROUP III       AVERAGE       AVERAGE        CURRENT
                                                 AND         PRINCIPAL    AND GROUP IV    PRINCIPAL       CREDIT     LOAN-TO-VALUE
PROPERTY TYPE                               GROUP IV LOANS    BALANCE        LOANS         BALANCE        SCORE          RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  -------------
Single-family detached ...................             534  $116,123,147         75.07%  $    217,459           681          65.25%
Planned Unit Developments (detached) .....              87    24,158,215         15.62        277,681           690          65.64
Two-to-Four Family Units .................              48     5,170,961          3.34        107,728           631          77.84
Condo Low-Rise (less than 5 stories) .....              31     3,885,486          2.51        125,338           641          64.30
Condo High-Rise (9 stories or more) ......               9     1,660,339          1.07        184,482           673          66.85
Planned Unit Developments (attached) .....               6     1,325,151          0.86        220,859           681          72.02
Townhouse ................................              10     1,050,895          0.68        105,090           659          74.80
Leasehold ................................               1       472,598          0.31        472,598           562          86.00
Manufactured Home ........................               8       444,898          0.29         55,612           726          65.72
Condo Mid-Rise (5 to 8 stories) ..........               2       208,947          0.14        104,473           545          75.50
Cooperative Units ........................               3       146,766          0.09         48,922           783          54.10
Condotels ................................               1        48,004          0.03         48,004           715          85.00
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total ....................................             740  $154,695,409        100.00%  $    209,048           679          65.92%
                                            ==============  ============  ============

                        MORTGAGE LOAN DOCUMENTATION TYPES OF THE GROUP II, GROUP III AND GROUP IV LOANS

                                                                           PERCENTAGE
                                              NUMBER OF                        OF                                      WEIGHTED
                                              GROUP II,                    GROUP II,                     WEIGHTED       AVERAGE
                                              GROUP III                    GROUP III       AVERAGE       AVERAGE        CURRENT
                                                 AND         PRINCIPAL    AND GROUP IV    PRINCIPAL       CREDIT     LOAN-TO-VALUE
------------------------------------------  --------------  ------------  ------------   ------------  ------------  -------------
Full Documentation .......................             517  $118,349,209         76.50%  $    228,915           682          67.25%
Reduced Documentation ....................             223    36,346,200         23.50        162,987           671          61.61
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total ....................................             740  $154,695,409        100.00%  $    209,048           679          65.92%
                                            ==============  ============  ============


                                    SEASONING OF THE GROUP II, GROUP III AND GROUP IV LOANS

                                                                           PERCENTAGE
                                              NUMBER OF                        OF                                      WEIGHTED
                                              GROUP II,                    GROUP II,                     WEIGHTED       AVERAGE
                                              GROUP III                    GROUP III       AVERAGE       AVERAGE        CURRENT
                                                 AND         PRINCIPAL    AND GROUP IV    PRINCIPAL       CREDIT     LOAN-TO-VALUE
SEASONING IN MONTHS                         GROUP IV LOANS    BALANCE        LOANS         BALANCE        SCORE          RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  -------------
37 - 48 ..................................             153  $ 60,187,140         38.91%  $    393,380           720          63.80%
49 - 60 ..................................             162    19,556,090         12.64        120,717           631          78.37
61 - 72 ..................................             114    10,967,970          7.09         96,210           622          72.58
73 - 84 ..................................              63     8,306,434          5.37        131,848           645          69.15
85 - 96 ..................................               3       135,116          0.09         45,039           694          69.58
97 - 108 .................................              53    11,363,679          7.35        214,409           669          67.58
109 - 120 ................................              99    22,503,818         14.55        227,311           630          64.76
121 - 132 ................................               5       665,327          0.43        133,065           689          70.85
133 - 144 ................................              76    19,520,064         12.62        256,843           710          55.75
Greater than 144 .........................              12     1,489,771          0.96        124,148           668          56.97
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total ....................................             740  $154,695,409        100.00%  $    209,048           679          65.92%
                                            ==============  ============  ============

         The weighted average seasoning of the Group II, Group III and Group IV Loans is 75 months.




                                PREPAYMENT PENALTY TERMS OF THE GROUP II, GROUP III AND GROUP IV LOANS

                                                                           PERCENTAGE
                                              NUMBER OF                        OF                                      WEIGHTED
                                              GROUP II,                    GROUP II,                     WEIGHTED       AVERAGE
                                              GROUP III                    GROUP III       AVERAGE       AVERAGE        CURRENT
                                                 AND         PRINCIPAL    AND GROUP IV    PRINCIPAL       CREDIT     LOAN-TO-VALUE
PREPAYMENT PENALTY TERM                     GROUP IV LOANS    BALANCE        LOANS         BALANCE        SCORE          RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  -------------
None .....................................             699  $138,381,662         89.45%  $    197,971           672          66.11%
60 Months ................................              41    16,313,747         10.55        397,896           740          64.36
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total ....................................             740  $154,695,409        100.00%  $    209,048           679          65.92%
                                            ==============  ============  ============

         The decrement tables for the Class A-I-PO Certificates and Class A-PO Certificates under the section entitled "Yield and Prepayment
Considerations--Weighted Average Life" shall be deleted in their entirety and replaced with the following decrement tables:

                                 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                                    FOLLOWING PERCENTAGES OF PPV

                                                                                    CLASS A-I-PO CERTIFICATES
                                                              ---------------------------------------------------------------------
                                                                0%            50%            100%             125%             150%
                                                              ------        -------       --------         ---------          ------
DISTRIBUTION DATE
-----------------
March 2005.............................................       100%           100%          100%             100%              100%
March 2006.............................................        92             69            46               34                23
March 2007.............................................        82             46            21               12                 5
March 2008.............................................        73             31             9                4                 1
March 2009.............................................        62             20             4                1                 *
March 2010.............................................        51             12             2                *                 *
March 2011.............................................        39              7             1                *                 *
March 2012.............................................        26              3             *                *                 *
March 2013.............................................        12              1             *                *                 *
March 2014.............................................         0              0             0                0                 0
Weighted Average Life in Years** (to Maturity).........       4.89          2.39            1.28             0.96             0.71

------------
*       Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.
(TABLE CONTINUED ON NEXT PAGE.)

                                 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                                    FOLLOWING PERCENTAGES OF PPV

                                                                                     CLASS A-PO CERTIFICATES
                                                             -------------------------------------------------------------------
                                                               0%            50%            100%           125%           150%
                                                             -----          -----          -----          ------         -------
DISTRIBUTION DATE
-----------------
March 2005.............................................       100%           100%           100%           100%           100%
March 2006.............................................        98            74             50               37              25
March 2007.............................................        97            55             25               14               7
March 2008.............................................        95            40             12                5               2
March 2009.............................................        92            30              6                2               1
March 2010.............................................        90            22              3                1               *
March 2011.............................................        88            16              2                *               *
March 2012.............................................        85            12              1                *               *
March 2013.............................................        82             9              *                *               *
March 2014.............................................        79             6              *                *               *
March 2015.............................................        76             5              *                *               *
March 2016.............................................        72             3              *                *               *
March 2017.............................................        68             2              *                *               *
March 2018.............................................        64             2              *                *               *
March 2019.............................................        60             1              *                *               *
March 2020.............................................        55             1              *                *               *
March 2021.............................................        50             1              *                *               0
March 2022.............................................        44             *              *                *               0
March 2023.............................................        38             *              *                *               0
March 2024.............................................        31             *              *                *               0
March 2025.............................................        24             *              *                *               0
March 2026.............................................        17             *              *                0               0
March 2027.............................................         9             *              *                0               0
March 2028.............................................         6             *              *                0               0
March 2029.............................................         3             *              *                0               0
March 2030.............................................         1             *              0                0               0
March 2031.............................................         0             0              0                0               0
March 2032.............................................         0             0              0                0               0
March 2033.............................................         0             0              0                0               0
March 2034.............................................         0             0              0                0               0
March 2035.............................................         0             0              0                0               0
Weighted Average Life in Years** (to Maturity).........       14.77          3.29           1.46           1.05           0.76

------------
*       Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement tables above and the pre-tax yield to maturity tables below assume, among other things, the following structuring assumptions:

         o the Class A-I-PO Certificates and Class A-PO Certificates will be purchased on March 31, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:



                                       MORTGAGE LOAN ASSUMPTIONS FOR CLASS A-I-PO CERTIFICATES


                                                                                                       REMAINING
                                                                                  REMAINING TERM     AMORTIZATION TO
                       AGGREGATE PRINCIPAL                          NET             TO MATURITY         MATURITY
         LOAN                BALANCE          MORTGAGE RATE    MORTGAGE RATE         (MONTHS)           (MONTHS)
---------------------------------------------------------------------------------------------------------------------
Discount ...........  $      15,825,645.74   6.95770276000%    6.7067162500%             185             106
Non Discount .......  $      11,581,774.44          8.2661%          7.9929%             185              92


                                        MORTGAGE LOAN ASSUMPTIONS FOR CLASS A-PO CERTIFICATES


                                                                                                       REMAINING
                                                                                  REMAINING TERM     AMORTIZATION TO
                       AGGREGATE PRINCIPAL                          NET             TO MATURITY         MATURITY
         LOAN                BALANCE          MORTGAGE RATE    MORTGAGE RATE         (MONTHS)           (MONTHS)
---------------------------------------------------------------------------------------------------------------------
Discount ...........  $      71,907,112.31    7.4897587485%    7.2244822617%             359             279
Non Discount .......  $      79,529,972.22          7.8288%          7.5310%             359             267

         The pre-tax yield to maturity tables for the Class A-I-PO Certificates and Class A-PO Certificates under the section entitled "Yield and Prepayment Considerations--Principal Only Certificate and Interest Only Certificate Yield Considerations" shall be deleted in their entirety and replaced with the following pre-tax yield to maturity tables:



                                PRE-TAX YIELD TO MATURITY OF THE CLASS A-I-PO
                               CERTIFICATES AT THE FOLLOWING PERCENTAGES OF PPV

           ASSUMED PURCHASE PRICE                0%            50%           100%        125%           150%
----------------------------------------       -----         -----          -----       ------        ------
$696,963.................................      2.243%        4.735%         9.000%      12.171%       16.678%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.



                                  PRE-TAX YIELD TO MATURITY OF THE CLASS A-PO
                                CERTIFICATES AT THE FOLLOWING PERCENTAGES OF PPV

           ASSUMED PURCHASE PRICE                0%            50%           100%        125%           150%
----------------------------------------       -----         -----          -----       ------        ------
$1,675,787...............................      0.832%        3.939%         9.000%      12.596%       17.645%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

The section entitled "Pooling and Servicing Agreement--The Master Servicer" beginning with the fifth paragraph under that section shall be deleted in its entirety and replaced with the following:

            As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. However, since the determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month, a loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would still be considered current as of July 31. If that payment remained unpaid as of the close of business on August 31, the loan would then be considered to be 30 to 59 days delinquent. Delinquency information presented in this prospectus supplement as of the cut-off date is determined and prepared as of the close of business on the last business day immediately prior to the cut-off date.

            The following tables set forth information for mortgage loans included in Residential Funding Corporation's servicing portfolio that generally conform to Residential Funding Corporation's "Jumbo A" program underwriting guidelines, and for mortgage loans underwritten under a Jumbo A reduced loan documentation program.


                                               JUMBO A PROGRAM DELINQUENCY EXPERIENCE


                          AT DECEMBER 31, 1999     AT DECEMBER 31, 2000       AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------    -----------------------    -----------------------  ----------------------
                           BY      BY DOLLAR         BY       BY DOLLAR         BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF       NO. OF     AMOUNT OF       NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS          LOANS       LOANS          LOANS       LOANS        LOANS       LOANS
                         -------  ------------    ---------  ------------    ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN        (DOLLAR AMOUNTS IN         (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)                 THOUSANDS)                 THOUSANDS)               THOUSANDS)
Total Loan Portfolio ..   159,458   $41,799,848    156,842    $41,837,077    142,330    $38,092,093    104,754   $29,652,506
Period of Delinquency
30 to 59 days .........    2,081        485,414      2,147        488,965      1,968        469,058     1,391        350,118
60 to 89 days .........      297         66,720        336         72,625        327         75,698       256         59,355
90 days or more .......      301         69,148        307         68,860        333         76,136       277         67,047
Foreclosures Pending ..      419        100,940        340         81,219        350         91,964       333         80,326
                          -------   -----------    -------    -----------    -------    -----------    -------   -----------
Total Delinquent Loans     3,098    $   722,221      3,130    $   711,669      2,978    $   712,856     2,257    $   556,846
                          =======   ===========    =======    ===========    =======    ===========    =======   ===========
Percent of Loan
      Portfolio .......    1.943%         1.728%     1.996%         1.701%     2.092%         1.871%    2.155%         1.878%

[TABLE CONTINUED]
                             AT DECEMBER 31, 2003      AT DECEMBER 31,2004
                            ----------------------    ----------------------
                               BY       BY DOLLAR        BY       BY DOLLAR
                             NO. OF     AMOUNT OF      NO. OF     AMOUNT OF
                              LOANS       LOANS         LOANS       LOANS
                            --------  ------------    --------  ------------
                              (DOLLAR AMOUNTS IN        (DOLLAR AMOUNTS IN
                                   THOUSANDS)                THOUSANDS)
Total Loan Portfolio ..      61,336    $19,562,648     51,674    $17,633,235
Period of Delinquency
30 to 59 days .........         813        202,438        354        101,882
60 to 89 days .........         180         37,722         80         18,514
90 days or more .......         229         51,671         99         22,840
Foreclosures Pending ..         243         58,402        139         31,349
                             ------    -----------     ------    -----------
Total Delinquent Loans        1,465    $   350,233        672        174,585
                             ======    ===========     ======    ===========
Percent of Loan
      Portfolio .......       2.388%         1.790%     1.300%         0.990%


------------------------
 oThe tables relate to the mortgage loans referred to above.
 oThe Period of Delinquency which is "90 days or more" does not include foreclosures pending.


                                   JUMBO A PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE


                           AT DECEMBER 31, 1999      AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                           ---------------------    -----------------------  -----------------------  ----------------------
                             BY      BY DOLLAR         BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                            NO. OF   AMOUNT OF       NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                            LOANS      LOANS          LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                           -------  ------------    ---------  ------------  ---------  ------------  --------  ------------
                            (DOLLAR AMOUNTS IN        (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                                THOUSANDS)                 THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ..   31,572    $ 5,733,023     29,442    $ 5,424,670     26,174    $ 4,923,160    20,813    $ 4,388,764
Period of Delinquency
30 to 59 days .........      476         87,173        481         80,450        436         72,245       303         56,489
60 to 89 days .........       72         13,317         85         14,464         71         13,138        62         12,354
90 days or more .......       68         14,146         57         12,443         64         12,292        66         16,163
Foreclosures Pending ..      113         23,846         87         17,435         79         22,361        68         14,099
                          ------    -----------     ------    -----------     ------    -----------    ------    -----------
Total Delinquent Loans       729    $   138,482        710    $   124,791        650    $   120,036       499    $    99,105
                          ======    ===========     ======    ===========     ======    ===========    ======    ===========
Percent of Loan
     Portfolio .......    2.309%         2.416%     2.412%         2.300%     2.483%         2.438%    2.398%         2.258%

[TABLE CONTINUED]
                              AT DECEMBER 31, 2003      AT DECEMBER 31,2004
                             ----------------------    ----------------------
                                BY       BY DOLLAR        BY       BY DOLLAR
                              NO. OF     AMOUNT OF      NO. OF     AMOUNT OF
                               LOANS       LOANS         LOANS       LOANS
                             --------  ------------    --------  ------------
                               (DOLLAR AMOUNTS IN        (DOLLAR AMOUNTS IN
                                    THOUSANDS)                THOUSANDS)
Total Loan Portfolio ..       15,134    $ 3,902,833     12,980    $ 3,701,651
Period of Delinquency
30 to 59 days .........          221         45,326         80         18,542
60 to 89 days .........           38          7,098         21          4,011
90 days or more .......           55          9,585         15          2,980
Foreclosures Pending ..           53         11,232         26          5,253
                              ------    -----------     ------    -----------
Total Delinquent Loans           367    $    73,241        142    $    30,786
                              ======    ===========     ======    ===========
Percent of Loan
     Portfolio .......        2.425%         1.877%     1.094%         0.832%
------------------------

 oThe tables relate to the mortgage loans referred to above.
 oThe Period of Delinquency which is "90 days or more" does not include foreclosures pending.

         The following tables set forth information concerning foreclosed mortgage loans and loan loss experience of Residential Funding Corporation as of the dates indicated, with respect to the mortgage loans referred to above. For purposes of the following tables, Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated, the Foreclosed Loans Ratio is equal to the aggregate principal balance of Foreclosed Loans divided by the Total Loan Portfolio at the end of the indicated period, and the Gross Loss Ratios and Net Loss Ratios are computed by dividing the Gross Loss or Net Loss, respectively, during the period indicated by the Average Portfolio Balance during that period.

                                                           JUMBO A PROGRAM FORECLOSURE EXPERIENCE


                                                   AT OR FOR THE                AT OR FOR THE                 AT OR FOR THE
                                                     YEAR ENDED                  YEAR ENDED                    YEAR ENDED
                                                  DECEMBER 31,1999             DECEMBER 31,2000              DECEMBER 31,2001
                                                ------------------------------------------------------------------------------------
                                                                            (Dollar Amounts in Thousands)
Total Loan Portfolio...................              $41,799,848                   $41,837,077                   $38,092,093
Average Portfolio Balance..............              $41,744,291                   $41,712,987                   $40,578,437
Foreclosed Loans.......................                  $36,732                       $18,166                       $11,865
Liquidated Foreclosed Loans                             $ 40,097                       $57,997                       $35,574
Foreclosed Loans Ratio.................                   0.088%                        0.043%                        0.031%
Gross Loss.............................                   $6,022                       $16,608                        $9,085
Gross Loss Ratio.......................                   0.014%                        0.040%                        0.022%
Covered Loss...........................                   $3,549                        $6,438                        $5,451
Net Loss...............................                   $2,473                       $10,170                        $3,633
Net Loss Ratio.........................                   0.006%                        0.024%                        0.009%
Excess Recovery........................                     $333                           $39                            $5



                                                 AT OR FOR THE YEAR ENDED     AT OR FOR THE YEAR ENDED      AT OR FOR THE YEAR ENDED
                                                     DECEMBER 31,2002             DECEMBER 31, 2003             DECEMBER 31, 2004
                                                ------------------------------------------------------------------------------------
                                                                              (Dollar Amounts in Thousands)
Total Loan Portfolio...................                  $29,652,506                   $19,562,648                   $17,633,235
Average Portfolio Balance..............                  $34,185,451                   $23,080,737                   $17,999,485
Foreclosed Loans.......................                      $13,924                        $9,435                        $2,109
Liquidated Foreclosed Loans                                  $30,193                       $28,302                       $16,609
Foreclosed Loans Ratio.................                       0.047%                        0.048%                        0.012%
Gross Loss.............................                       $5,871                        $5,331                        $2,922
Gross Loss Ratio.......................                       0.017%                        0.023%                        0.016%
Covered Loss...........................                       $3,056                        $4,219                        $1,648
Net Loss...............................                       $2,816                        $1,112                        $1,274
Net Loss Ratio.........................                       0.008%                        0.005%                        0.007%
Excess Recovery........................                         $108                           $18                           $68

                                                JUMBO A PROGRAM REDUCED DOCUMENTATION FORECLOSURE EXPERIENCE


                                                 AT OR FOR THE                AT OR FOR THE                 AT OR FOR THE
                                                   YEAR ENDED                  YEAR ENDED                    YEAR ENDED
                                                DECEMBER 31,1999             DECEMBER 31,2000              DECEMBER 31,2001
                                                -------------------------------------------------------------------------------
                                                                        (Dollar Amounts in Thousands)
Total Loan Portfolio....................             $5,733,023                    $5,424,670                    $4,923,160
Average Portfolio Balance...............             $6,483,857                    $5,497,288                    $5,208,164
Foreclosed Loans........................                 $7,705                        $2,749                          $841
Liquidated Foreclosed Loans.............                 $7,487                       $10,220                        $5,253
Foreclosed Loans Ratio..................                 0.134%                        0.051%                        0.017%
Gross Loss..............................                 $1,142                        $4,343                        $1,657
Gross Loss Ratio........................                 0.018%                        0.079%                        0.032%
Covered Loss............................                   $561                          $895                        $1,202
Net Loss................................                   $581                        $3,449                          $456
Net Loss Ratio..........................                 0.009%                        0.063%                        0.009%
Excess Recovery.........................                   $148                           $25                            $0





                                               AT OR FOR THE YEAR ENDED     AT OR FOR THE YEAR ENDED      AT OR FOR THE YEAR ENDED
                                                   DECEMBER 31,2002             DECEMBER 31, 2003             DECEMBER 31, 2004
                                               -------------------------------------------------------------------------------------
                                                                          (Dollar Amounts in Thousands)
Total Loan Portfolio....................                 $4,388,764                    $3,902,833                    $3,701,651
Average Portfolio Balance...............                 $4,572,334                    $4,082,685                    $3,702,764
Foreclosed Loans........................                     $3,323                        $2,051                          $798
Liquidated Foreclosed Loans.............                     $3,685                        $5,319                        $2,680
Foreclosed Loans Ratio..................                     0.076%                        0.053%                        0.022%
Gross Loss..............................                     $1,047                        $1,473                          $581
Gross Loss Ratio........................                     0.023%                        0.036%                        0.016%
Covered Loss............................                       $462                          $884                          $227
Net Loss................................                       $585                          $589                          $353
Net Loss Ratio..........................                     0.013%                        0.014%                        0.010%
Excess Recovery.........................                         $0                            $0                           $15

o        The tables above relate only to the mortgage loans referred to above.
         Some of the information reported above may differ from information for the same periods reported by the depositor in previous years, because the depositor's methodology for determining the total portfolio differed in previous years, but these differences in the data are not material.

o For purposes of these tables, Foreclosed Loans includes the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Residential Funding Corporation, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure and which had not been liquidated by the end of the period indicated.

o Liquidated Foreclosed Loans is the sum of the principal balances of the foreclosed loans liquidated during the period indicated.

o Gross Loss is the sum of the gross losses less net gains (Excess Recoveries) on all mortgage loans liquidated during the period indicated. Gross Loss for any mortgage loan is equal to the difference between (a) the principal balance plus accrued interest plus all liquidation expenses related to that mortgage loan and (b) all amounts received in connection with the liquidation of the related mortgaged property, excluding amounts received from mortgage pool or special hazard insurance or other forms of credit enhancement, as described below. Net gains from the liquidation of mortgage loans are identified below.

o Covered Loss, for the period indicated, is equal to the aggregate of all proceeds received in connection with liquidated mortgage loans from mortgage pool insurance, special hazard insurance (but not including primary mortgage insurance, special hazard insurance or other insurance available for specific mortgaged properties) or other insurance as well as all proceeds received from or losses borne by other credit enhancement, including subordinate certificates.

o Net Loss is determined by subtracting Covered Loss from Gross Loss. Net Loss indicated here may reflect Excess Recovery. Net Loss includes losses on mortgage loan pools which do not have the benefit of credit enhancement.

o Excess Recovery is calculated only with respect to defaulted mortgage loans as to which the liquidation of the related mortgaged property resulted in recoveries in excess of the principal balance plus accrued interest thereon plus all liquidation expenses related to that mortgage loan. Excess Recoveries are not applied to reinstate any credit enhancement, and usually are not allocated to holders of certificates.

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.


                                    EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)


                            AT DECEMBER 31, 1999    AT DECEMBER 31, 2000      AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                           ---------------------   -----------------------   -----------------------  ----------------------
                             BY      BY DOLLAR        BY       BY DOLLAR        BY       BY DOLLAR       BY       BY DOLLAR
                            NO. OF   AMOUNT OF      NO. OF     AMOUNT OF      NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                            LOANS      LOANS         LOANS       LOANS         LOANS       LOANS        LOANS       LOANS
                           -------  ------------   ---------  ------------   ---------  ------------  --------  ------------
                            (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN        (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                                THOUSANDS)                THOUSANDS)                THOUSANDS)               THOUSANDS)
Total Loan Portfolio ..   92,149    $10,513,716    104,820    $12,512,690    101,210    $12,635,058    99,386    $12,962,473
Period of Delinquency
30 to 59 days .........    1,602        192,517      2,082        244,557      2,324        289,263     2,147        280,302
60 to 89 days .........      236         28,610        372         44,459        477         64,448       488         63,986
90 days or more(2) ....      307         35,045        409         44,171        516         62,039       644         84,033
Foreclosures Pending ..      273         32,685        446         55,203        602         81,640       769        102,671
                          ------    -----------    -------    -----------    -------    -----------    ------    -----------
Total Delinquent Loans     2,418    $   288,858      3,309    $   388,390      3,919    $   497,389     4,048    $   530,992
                          ======    ===========    =======    ===========    =======    ===========    ======    ===========
Percent of Loan
Portfolio .............    2.624%         2.747%     3.157%         3.104%     3.872%         3.937%    4.073%         4.096%

[TABLE CONTINUED]
                            AT DECEMBER 31, 2003     AT DECEMBER 31,2004
                           ----------------------   ----------------------
                              BY       BY DOLLAR       BY       BY DOLLAR
                            NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                             LOANS       LOANS        LOANS       LOANS
                           --------  ------------   --------  ------------
                             (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                                  THOUSANDS)               THOUSANDS)
Total Loan Portfolio ..    101,112    $14,114,861    106,211    $15,669,395
Period of Delinquency
30 to 59 days .........      2,182        284,482      2,032        282,672
60 to 89 days .........        526         70,816        409         51,071
90 days or more(2) ....        696         94,223        555         70,963
Foreclosures Pending ..        787        103,707        747         88,396
                           -------    -----------    -------    -----------
Total Delinquent Loans       4,191    $   553,228      3,743    $   493,102
                           =======    ===========    =======    ===========
Percent of Loan
Portfolio .............      4.145%         3.919%     3.524%         3.147%

-----------------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.


                                     EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE(1)

                            AT DECEMBER 31, 1999    AT DECEMBER 31, 2000      AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                           ---------------------   -----------------------   -----------------------  ----------------------
                             BY      BY DOLLAR        BY       BY DOLLAR        BY       BY DOLLAR       BY       BY DOLLAR
                            NO. OF   AMOUNT OF      NO. OF     AMOUNT OF      NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                            LOANS      LOANS         LOANS       LOANS         LOANS       LOANS        LOANS       LOANS
                           -------  ------------   ---------  ------------   ---------  ------------  --------  ------------
                            (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN        (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                                THOUSANDS)                THOUSANDS)                THOUSANDS)               THOUSANDS)
Total Loan Portfolio ..   37,066    $ 5,021,100     44,520    $ 6,234,461     45,103    $ 6,477,882    45,867    $ 6,776,784
                          ======    ===========     ======    ===========     ======    ===========    ======    ===========
Period of Delinquency
30 to 59 days .........      573         83,679        742        104,823        901        131,032       893        131,270
60 to 89 days .........       65         11,033        118         17,904        185         29,788       216         33,636
90 days or more(2) ....       77         13,377        123         17,598        165         27,231       206         37,139
Foreclosures Pending ..       80         12,263        113         19,378        198         34,074       251         41,335
                          ------    -----------     ------    -----------     ------    -----------    ------    -----------
Total Delinquent Loans       795    $   120,353      1,096    $   159,703      1,449    $   222,125     1,566    $   243,380
                          ======    ===========     ======    ===========     ======    ===========    ======    ===========
Percent of Loan
Portfolio .............    2.145%         2.397%     2.462%         2.562%     3.213%         3.429%    3.414%         3.591%

[TABLE CONTINUED]
                             AT DECEMBER 31, 2003     AT DECEMBER 31,2004
                            ----------------------   ----------------------
                               BY       BY DOLLAR       BY       BY DOLLAR
                             NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                              LOANS       LOANS        LOANS       LOANS
                            --------  ------------   --------  ------------
                              (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                                   THOUSANDS)               THOUSANDS)
Total Loan Portfolio ..      51,824    $ 8,071,748     56,271    $ 9,191,522
                             ======    ===========     ======    ===========
Period of Delinquency
30 to 59 days .........         934        142,682        946        161,218
60 to 89 days .........         216         35,031        186         26,348
90 days or more(2) ....         258         43,618        225         34,430
Foreclosures Pending ..         279         44,333        268         42,461
                             ------    -----------     ------    -----------
Total Delinquent Loans        1,687    $   265,664      1,625    $   264,457
                             ======    ===========     ======    ===========
Percent of Loan
Portfolio .............       3.255%         3.291%     2.888%         2.877%

---------------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-I-PO Certificates and Class A-PO Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-I-PO Certificates and Class A-PO Certificates from Residential Funding Corporation.

         Attached to this supplement as Appendix A is the most recent monthly statement to certificateholders, which includes, among other things, delinquency and loss information as of the date of such monthly statement. This monthly statement is included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statements to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                     MONTHLY STATEMENT TO CERTIFICATEHOLDERS

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Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
             RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC. (DEPOSITOR)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-SL3(POOL #  4904)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4904
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-I     76112BBP4    32,967,000.00  27,130,899.78     7.000000  %  1,252,641.12
A-II    76112BBQ2    80,527,000.00  68,961,103.81     6.500000  %  1,631,315.34
A-III   76112BBR0    55,552,000.00  45,760,130.89     7.500000  %  1,231,897.48
A-IV    76112BBS8    44,871,000.00  34,394,541.99     8.500000  %    988,927.09
A-I-IO  76112BBT6             0.00           0.00     7.000000  %          0.00
A-I-PO  76112BBU3     1,002,822.79     835,062.99     0.000000  %     58,964.85
A-IO    76112BBV1             0.00           0.00     0.000000  %          0.00
A-PO    76112BBW9     2,481,188.53   1,927,758.67     0.000000  %     36,037.66
R-I     76112BBX7            50.00           0.00     6.500000  %          0.00
R-II    76112BBY5            50.00           0.00     6.500000  %          0.00
M-1     76112BBZ2     2,449,000.00   2,415,166.10     7.259098  %      6,804.28
M-2     76112BCA6     1,780,000.00   1,755,408.60     7.259096  %      4,945.54
M-3     76112BCB4       334,000.00     329,385.66     7.259114  %        927.98
B-1     76112BDL1       222,000.00     218,932.98     7.259098  %        616.80
B-2     76112BDM9       112,000.00     110,452.68     7.259145  %        311.18
B-3     76112BDN7       222,746.09     219,668.76     7.259093  %        618.87

-------------------------------------------------------------------------------
                  222,520,857.41   184,058,512.91                  5,214,008.19
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-I       158,263.58  1,410,904.70            0.00       0.00     25,878,258.66
A-II      373,539.31  2,004,854.65            0.00       0.00     67,329,788.47
A-III     286,000.82  1,517,898.30            0.00       0.00     44,528,233.41
A-IV      243,628.01  1,232,555.10            0.00       0.00     33,405,614.90
A-I-IO      9,333.46      9,333.46            0.00       0.00              0.00
A-I-PO          0.00     58,964.85            0.00       0.00        776,098.14
A-IO       20,490.90     20,490.90            0.00       0.00              0.00
A-PO            0.00     36,037.66            0.00       0.00      1,891,721.01
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        14,609.94     21,414.22            0.00       0.00      2,408,361.82
M-2        10,618.90     15,564.44            0.00       0.00      1,750,463.06
M-3         1,992.54      2,920.52            0.00       0.00        328,457.68
B-1         1,324.38      1,941.18            0.00       0.00        218,316.18
B-2           668.16        979.34            0.00       0.00        110,141.50
B-3         1,328.83      1,947.70            0.00       0.00        219,049.89

-------------------------------------------------------------------------------
        1,121,798.83  6,335,807.02            0.00       0.00    178,844,504.72
===============================================================================

















































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               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
             RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC. (DEPOSITOR)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-SL3(POOL # 4904) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4904
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-I     822.971450   37.996819     4.800667    42.797486   0.000000  784.974631
A-II    856.372444   20.257992     4.638684    24.896676   0.000000  836.114452
A-III   823.735075   22.175574     5.148344    27.323918   0.000000  801.559501
A-IV    766.520514   22.039337     5.429520    27.468857   0.000000  744.481177
A-I-IO    0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-I-PO  832.712413   58.798873     0.000000    58.798873   0.000000  773.913540
A-IO      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-PO    776.949697   14.524354     0.000000    14.524354   0.000000  762.425343
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     986.184604    2.778391     5.965676     8.744067   0.000000  983.406213
M-2     986.184606    2.778393     5.965674     8.744067   0.000000  983.406213
M-3     986.184596    2.778383     5.965689     8.744072   0.000000  983.406213
B-1     986.184591    2.778378     5.965676     8.744054   0.000000  983.406213
B-2     986.184606    2.778393     5.965714     8.744107   0.000000  983.406213
B-3     986.184622    2.778410     5.965671     8.744081   0.000000  983.406212

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

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               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
             RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC. (DEPOSITOR)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-SL3 (POOL #  4904)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4904
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       42,842.18
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     6,785.94

SUBSERVICER ADVANCES THIS MONTH                                       32,785.69
MASTER SERVICER ADVANCES THIS MONTH                                      226.06


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    13   1,634,436.53

 (B)  TWO MONTHLY PAYMENTS:                                    7   1,013,530.71

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          3     882,864.98


FORECLOSURES
  NUMBER OF LOANS                                                             3
  AGGREGATE PRINCIPAL BALANCE                                        461,522.44

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     178,844,504.71

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          905

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                  21,322.30

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    4,687,980.83

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          97.25684260 %     2.74315740 %
CURRENT PREPAYMENT PERCENTAGE                 0.00000000 %   100.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             97.18482260 %     2.81517740 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,225,209.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,225,209.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.64371700
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              247.10

POOL TRADING FACTOR:                                                80.37201852


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Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
             RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC. (DEPOSITOR)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-SL3 (POOL #  4904)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4904
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        6,263.31
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                       941.49

SUBSERVICER ADVANCES THIS MONTH                                        5,199.51
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     3     444,733.52

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                         31,127.53

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      27,407,420.18

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          179

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,027,789.61

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          97.27217800 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE               100.00000000 %     0.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             97.17226400 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,225,209.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,225,209.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.51060114
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              100.40

POOL TRADING FACTOR:                                                78.82521051


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Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
             RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC. (DEPOSITOR)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-SL3 (POOL #  4904)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4904
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       18,169.08
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     2,997.40

SUBSERVICER ADVANCES THIS MONTH                                        2,772.33
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     2     354,288.39

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      69,866,183.50

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          203

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,551,421.58

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          97.31549000 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE               100.00000000 %     0.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             97.25637500 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,225,209.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,225,209.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.93591218
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              285.40

POOL TRADING FACTOR:                                                83.85883830


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               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
             RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC. (DEPOSITOR)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-SL3 (POOL #  4904)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4904
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       10,469.20
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,346.26

SUBSERVICER ADVANCES THIS MONTH                                       11,598.58
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     3     510,883.67

 (B)  TWO MONTHLY PAYMENTS:                                    2     386,716.92

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          2     668,351.76


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      46,631,064.14

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          223

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,157,400.90

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          97.19751400 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE               100.00000000 %     0.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             97.12678400 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,225,209.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,225,209.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.79921748
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              257.90

POOL TRADING FACTOR:                                                80.64903999